UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2017, Cogentix Medical, Inc. (the “Company”) entered into the Sixth Amendment (the “Sixth Amendment”) to its definitive lease agreement with 30 Ramland Road LLC, dated March 23, 2000 (the “Lease”), as previously amended by the First Amendment, dated August 31, 2000 (the “First Amendment”), the Second Amendment, dated January 7, 2005 (the “Second Amendment,”), the Third Amendment, dated December 26, 2006 (the “Third Amendment”), the Fourth Amendment, dated April 12, 2009 (the “Fourth Amendment”), and the Fifth Amendment, dated December 12, 2014 (together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Sixth Amendment, the “Amendments”), for the Company’s 20,500 square-foot office, warehouse and manufacturing facility in Orangeburg, New York.

Pursuant to the Sixth Amendment, the term of the Lease has been extended 18 months beginning on September 1, 2017 until February 28, 2019 and, starting on September 1, 2017, the annual rent has been increased by 3.5% from $343,375 per year to $355,468 per year, payable in equal monthly installments.

The foregoing description of the Lease and the Amendments is not complete and is qualified in its entirety by reference to the full text of the Lease and the Amendments, respectively, which will be listed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTIX MEDICAL, INC.

	By:	/s/ Brett Reynolds
	Name:	Brett Reynolds

	Title:	Senior Vice President and Chief Financial Officer

Dated: January 6, 2017